Exhibit 4.1

SPECIMEN UNIT CERTIFICATE

(PUBLIC UNITS)

NUMBER U- ___________		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	CLEAN EARTH ACQUISITIONS CORP.

CUSIP [●]

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK, ONE RIGHT TO RECEIVE ONE-
TENTH (1/10) OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE-HALF OF ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER TO
PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT ______________________________________________________________ is the owner of _____________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Clean Earth Acquisitions Corp., a Delaware corporation (the “Company”), one right and one-half of one redeemable warrant (“Warrant”). Each right entitles the holder thereof to receive one-tenth (1/10) of one share of Common Stock, for no additional consideration, upon the consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (each, a “Business Combination”). As a result, you must have 10 rights in order to receive one share of Common Stock at the closing of the initial business combination. Each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Only whole Warrants are exercisable. Each whole Warrant will become exercisable thirty (30) days after the Company’s completion of a Business Combination and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Common Stock, Rights and Warrants comprising the Units represented by this certificate are not transferable separately prior to             , 2022, unless Citigroup Global Markets Inc. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. No fractional Warrants will be issued upon separation of the Units. The terms of the Warrants are governed by a Warrant Agreement, dated as of             , 2022, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 6201 15th Avenue, Brooklyn, New York 11219, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory	Transfer Agent

Clean Earth Acquisitions Corp.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s), and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

As more fully described in, and subject to the terms and conditions described in, the Company’s final prospectus for its initial public offering dated            , 2022, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Common Stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination by the date set forth (the “Last Date”) in the Company’s Second Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Charter”), (ii) the Company redeems the shares of Common Stock sold in its initial public offering properly submitted in connection with a stockholder vote to amend the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Common Stock if it does not consummate an initial business combination by the Last Date or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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